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                                                                Exhibit No. 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated July 17, 2001, except as to the information presented in Note 9, for which the date is September 6, 2001 relating to the financial statements and financial statement schedule of Advantage Payroll Services, Inc. and its subsidiaries (formerly Advantage Business Services Holdings, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Portland, Maine
March 18, 2002